Exhibit 23
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-126701) pertaining to the Sandy Spring Bancorp, Inc. 2005 Omnibus Stock Plan

(2)	Registration Statement (Form S-8 No. 333-204746) pertaining to the Sandy Spring Bancorp, Inc. 2015 Omnibus Incentive Plan and Sandy Spring Bank 401(k) Plan

(3) (4)	Registration Statement (Form S-8 No. 333-235279) pertaining to the Sandy Spring Bancorp, Inc. employees’ compensation plans, and

Registration Statement (Form S-8 No. 333-250740) pertaining to the Sandy Spring Bancorp, Inc. Employee Stock Purchase Plan, as amended and restated

of our reports dated February 19, 2021, with respect to the consolidated financial statements of Sandy Spring Bancorp, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Sandy Spring Bancorp, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Sandy Spring Bancorp, Inc. and subsidiaries for the year ended December 31, 2020.

/s/ Ernst & Young

Tysons, Virginia
February 19, 2021